UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of Congaree Bancshares, Inc. (the “Company”) was held on May 22, 2014 at the Clarion Inn (Airport) at 500 Chris Drive, West Columbia, South Carolina. At the Annual Meeting, there were present in person or by proxy 1,011,895 shares of the Company’s common stock, representing approximately 57.3% of the total outstanding eligible votes.

At the Annual Meeting, the shareholders of the Company voted to elect four Class II members to the Board of Directors and to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2014.

All of the proposals were approved by the Company's shareholders, and the results of each proposal are indicated below.

1.          To elect four Class II members to the Board of Directors:

CLASS II	For	Withheld	Broker Non-Vote
J. Kevin Reeley	788,609	19,780	203,506
Dr. Larry J. Stroud	788,389	20,000	203,506
Ronald F. Johnson, Sr.	789,389	19,000	203,506
Harry Michael White	788,389	20,000	203,506

The other directors that continued in office after the meeting are as follows:

CLASS I	CLASS III
Thomas Hal Derrick	Samuel M. Corley
Charlie T. Lovering	Charles A. Kirby
Stephen P. Nivens	Nitin C. Shah
E. Daniel Scott	John D. Thompson

2.	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
1,006,377	4,618	900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: May 27, 2014	By: /s/ Charlie T. Lovering
Name: Charlie T. Lovering
Title: Chief Financial Officer